Exhibit 99.1

Contacts:	Brian W. Bethers	Robert G. Hunter
	President and CFO	Vice President, Finance
	1-800 CONTACTS, INC.	1-800 CONTACTS, INC.
	(801) 924-9800	(801) 924-9800
	investors@contacts.com	investors@contacts.com

For Immediate Release

1-800 CONTACTS Announces Updated Second Quarter Results

DRAPER, Utah, August 16, 2005 /PRNewswire-FirstCall/ — 1-800 CONTACTS, INC. (Nasdaq: CTAC), today reported updated results for its second quarter ended July 2, 2005.

On August 2, 2005, the Company announced its results for the quarter ended July 2, 2005.  Subsequent to the announcement, the Company reassessed the revenue recognition of a certain sales transaction in ClearLab, the Company’s international manufacturing business, based upon certain facts and circumstances which included among others, the customer requesting the restructure of an amount owed to the Company of approximately $0.5 million.  Upon further analysis, the Company determined that the transaction should have been accounted for as a consignment arrangement in the fourth quarter of fiscal 2004.  Accordingly, the Company has reversed the sales transaction in the quarter ended July 2, 2005.  The effect of this subsequent adjustment on the Company’s results reported on August 2, 2005 is discussed below.

Net sales for the second quarter ended July 2, 2005 were adjusted by approximately $0.5 million to $61.4 million.  The Company is now reporting net income of $41,000, or $0.0 per diluted common share, for the second quarter of fiscal 2005, compared to $269,000, or $0.02 per diluted common share, reported earlier.

The results for the Company’s US retail business for the second quarter of fiscal 2005 remain unchanged from what was reported earlier.  Net sales and operating loss for ClearLab for the second quarter of fiscal 2005 were adjusted to $4.6 million and $(2.0)

million, respectively, from net sales of $5.1 million and an operating loss of $(1.7) million reported earlier.  Corresponding adjustments were recorded on the balance sheet to accounts receivable and inventories.

Please refer to the Company’s Form 10-Q for the quarterly period ended July 2, 2005 for additional information relating to the Company’s results.

About 1-800 CONTACTS, INC.

1-800 CONTACTS offers consumers an attractive alternative for obtaining replacement contact lenses in terms of convenience, price and speed of delivery. Through its easy-to-remember, toll-free telephone number, “1-800 CONTACTS” (1-800-266-8228), and its Internet web site, www.contacts.com, the Company sells almost all of the popular brands of contact lenses. 1-800 CONTACTS offers products at competitive prices, while delivering a high level of customer service.

ClearLab develops and manufactures a wide range of disposable contact lens products and distributes these lenses in international markets.  More information about ClearLab can be found at its website, www.clearlab.com.

This news release contains forward-looking statements about the Company’s future business prospects. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among others: general economic conditions, the health of the contact lens industry, inventory acquisition and management, manufacturing operations, governmental regulations, integrations and growth of the Company’s acquisitions into its business, exchange rate fluctuations, advertising spending and effectiveness, the length of time required for completion of the Company’s obligations under the Japanese license agreement, the ability  to complete the milestones under the Japanese license agreement, the amount of license fees and royalties that will ultimately be received under the Japanese license agreement, unanticipated costs and expected benefits associated with the Japanese license agreement and the Company’s supply agreements and related arrangements, development of a nationwide retail optical store network, research and development initiatives, prescription verification requirements of The Fairness to Contact Lens Consumers Act, and other regulatory considerations.  Information on the Company’s websites shall not be deemed to be part of this press release.

1-800 CONTACTS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Two Quarters Ended
	July 3,	July 2,	July 3,	July 2,
	2004	2005	2004	2005
NET SALES	$49,971	$61,365	$100,820	$121,648
COST OF GOODS SOLD	30,698	37,697	62,251	75,472
Gross profit	19,273	23,668	38,569	46,176
SELLING, GENERAL & ADMINISTRATIVE EXPENSES:
Advertising	7,224	7,120	16,039	13,658
Legal and professional	1,341	906	3,181	2,190
Research and development	443	811	1,335	1,866
Purchased in-process research and development	—	—	83	—
Other selling, general & administrative	10,766	12,304	20,648	23,821
Total selling, general & administrative expenses	19,774	21,141	41,286	41,535
INCOME (LOSS) FROM OPERATIONS	(501)	2,527	(2,717)	4,641
OTHER EXPENSE, net	(699)	(1,166)	(1,055)	(1,807)
INCOME (LOSS) BEFORE BENEFIT (PROVISION) FOR INCOME TAXES	(1,200)	1,361	(3,772)	2,834
BENEFIT (PROVISION) FOR INCOME TAXES	52	(1,320)	418	(2,610)
NET INCOME (LOSS)	$(1,148)	$41	$(3,354)	$224

PER SHARE INFORMATION:
Basic and diluted net income (loss) per common share	$(0.09)	$0.00	$(0.25)	$0.02

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	13,286	13,312	13,237	13,307
Diluted	13,286	13,463	13,237	13,476

OTHER DATA:
Depreciation	$987	$1,115	$1,876	$2,170
Amortization	943	1,050	1,730	2,121
Total depreciation and amortization	$1,930	$2,165	$3,606	$4,291
Depreciation and amortization included in the following captions:
Cost of goods sold	$660	$711	$1,122	$1,403
Research and development	20	26	38	53
Other selling, general & administrative	1,250	1,428	2,446	2,835
Total depreciation and amortization	$1,930	$2,165	$3,606	$4,291

SEGMENT INFORMATION:

	Quarter Ended
	July 3, 2004				July 2, 2005
	U.S.	International	Eliminations	Total	U.S.	International	Eliminations	Total
Net sales	$48,742	$1,229	$—	$49,971	$56,767	$4,601	$(3)	$61,365
Gross profit (loss)	19,825	(552)	—	19,273	22,857	703	108	23,668
Research and development	—	443	—	443	—	811	—	811
Other selling, general & administrative	9,606	1,160	—	10,766	10,794	1,510	—	12,304
Income (loss) from operations	1,835	(2,336)	—	(501)	4,389	(1,970)	108	2,527

	Two Quarters Ended
	July 3, 2004				July 2, 2005
	U.S.	International	Eliminations	Total	U.S.	International	Eliminations	Total
Net sales	$98,193	$2,627	$—	$100,820	$113,133	$8,889	$(374)	$121,648
Gross profit (loss)	38,755	(186)	—	38,569	45,044	1,306	(174)	46,176
Research and development	536	799	—	1,335	—	1,866	—	1,866
Purchased in-process research and development	—	83	—	83	—	—	—	—
Other selling, general & administrative	18,575	2,073	—	20,648	20,872	2,949	—	23,821
Income (loss) from operations	686	(3,403)	—	(2,717)	8,792	(3,977)	(174)	4,641

1-800 CONTACTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(in thousands)

(unaudited)

	January 1,	July 2,
	2005	2005
ASSETS
CURRENT ASSETS:
Cash	$3,105	$646
Accounts receivable, net	3,178	3,965
Inventories, net	22,206	21,592
Deferred income taxes	1,328	1,535
Other current assets	3,944	5,397
Total current assets	33,761	33,135
PROPERTY, PLANT AND EQUIPMENT, net	20,618	20,993
DEFERRED INCOME TAXES	720	817
GOODWILL	34,320	33,975
DEFINITE-LIVED INTANGIBLE ASSETS, net	17,897	15,976
OTHER ASSETS	1,669	3,031
Total assets	$108,985	$107,927

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$1,632	$1,599
Current portion of capital lease obligations	47	44
Accounts payable and accrued liabilities	22,125	25,556
Total current liabilities	23,804	27,199
LONG-TERM LIABILITIES:
Line of credit	14,404	13,493
Long-term debt, net of current portion	8,170	7,160
Capital lease obligations, net of current portion	98	75
Deferred income tax liabilities	1,458	545
Other long-term liabilities	2,547	778
Total long-term liabilities	26,677	22,051
STOCKHOLDERS’ EQUITY	58,504	58,677
Total liabilities and stockholders’ equity	$108,985	$107,927